Exhibit 10.98

THIRD MODIFICATION AND EXTENSION AGREEMENT

THIS THIRD MODIFICATION AND EXTENSION AGREEMENT (this “Agreement”) is made and entered into this 30th day of January, 2002, by and among HUNTLEY DEVELOPMENT LIMITED PARTNERSHIP, an Illinois limited partnership (“Borrower”), THE PRIME GROUP, INC., an Illinois corporation (the “Guarantor”), and BEAL BANK, S.S.B., a savings bank organized under the laws of the State of Texas (“Lender”).

W I T N E S S E T H:

A.                                   Lender has heretofore made a loan in the maximum principal amount of $10,000,000.00 (the “Loan”) to Borrower, which Loan is evidenced by that certain Promissory Note (as previously modified and extended, the “Note”), dated as of October 27, 1999, in the stated principal amount of $10,000,000.00, executed and delivered by Borrower and payable to the order of Lender. The Note has previously been modified and extended pursuant to that certain Second Modification and Extension Agreement, dated as of October 31, 2000, by and among Borrower, Guarantor and Lender and which has been recorded as Document No. 2000K089267 in the Records of Kane County, Illinois (the “Second Modification”).

B.                                     The Loan and the Note are secured by, among other things, that certain Adjustable Rate Mortgage, Security Agreement and Assignment of Leases and Rents (as previously modified and extended, the “Mortgage”), dated as of October 27, 1999, executed and delivered by Borrower for the benefit of Lender, which encumbers, among other things, certain real property located in Kane County, Illinois and more particularly described in the Mortgage and all improvements and fixtures thereon (the “Property”), and which has been recorded as Document No. 1999K103679 in the Records of Kane County, Illinois. The Mortgage has been amended pursuant to that certain First Amendment to Mortgage, Security Agreement and Assignment of Leases and Rents and Related Documents, dated December 29, 1999, by and among Borrower, Guarantor and Lender and which has been recorded under Document No. 1999K122257 in the Records of Kane County, Illinois and by the Second Modification.

C.                                     The Guarantor has guaranteed the payment and performance of the obligations of Borrower in regard to the Loan pursuant to that certain Guaranty Agreement, dated October 27, 1999, executed by Guarantor for the benefit of Lender.

D.                                    Borrower has requested that Lender agree to increase the maximum principal amount of the Loan and the Note, renew and extend the term of the Loan, the Note, the Mortgage and the other Loan Documents, as such term is defined in the Mortgage, and otherwise modify the Note, the Mortgage and such other Loan Documents. Borrower, Guarantor and Lender desire to enter into this Agreement to, among other things, effect the increase, modification and extension of the term of the Loan, the Note, the Mortgage and the other Loan Documents.

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by each of the parties hereto, the parties hereto hereby agree as follows:

1.                                       Concurrently with the execution and delivery hereof, Borrower is executing and delivering to Lender an Amended, Restated and Increased Promissory Note in the stated principal amount of $11,712,177.00 (the “Amended Note”), which amends and restates the Note in its entirety and increases the maximum principal amount of the Loan to $11,712,177.00. The Amended Note has a Final Maturity Date, as such term is defined in the Amended Note, of October 31, 2003, subject to extension of such Final Maturity Date for a period of one (1) year if certain conditions set forth in the Amended Note are satisfied. The Mortgage, the Guaranty and the other Loan Documents are hereby modified to provide that the term the “Note”, as used therein, shall refer to and mean the Amended Note.  Section 1.1 (v) of the Mortgage is modified by deleting the reference to “October 31, 2001” and replacing it with “October 31, 2003”, and by adding the phrase “subject to extension of such maturity date as provided in the Note”. All of the other Loan Documents are modified, as necessary, to provide that the Loan and the Note now mature on October 31, 2003, subject to acceleration of such maturity date and/or extension of such date as provided in the Note.

2.                                       As of the date hereof, the unpaid principal balance of the Loan and the Note is $9,212,712.00. The unfunded proceeds of the Loan, in the amount of $2,500,000.00 will be funded in accordance with the terms of the Loan Agreement, as such term is defined in the Note.

3.                                       As a material inducement to Lender to enter into this Agreement, Borrower and Guarantor, each on behalf of itself and its successors, assigns, heirs, legal representatives and constituents (whether or not a party hereto) (Borrower, Guarantor and such successors, assigns, heirs, legal representatives and constituents being referred to herein collectively and individually, as “Obligors, et al.”), hereby fully, finally and completely RELEASE and FOREVER DISCHARGE Lender and its successors, assigns, affiliates, subsidiaries, parents, officers, shareholders, directors, employees, attorneys and agents, past, present and future, and their respective heirs, successors and assigns (collectively and individually, “Lender, et al.”) of and from any and all claims, controversies, disputes, liabilities, obligations, demands, damages, expenses (including, without limitation, reasonable attorneys’ fees), debts, liens, actions and causes of action of any and every nature whatsoever and WAIVE and RELEASE any defense, right of counterclaim, right of set-off or deduction to the payment of the indebtedness evidenced by the Note and/or the Mortgage and/or the Guaranty and/or any of the other Loan Documents which Obligors, et al. now have or may claim to have against Lender, et al. arising out of, connected with or relating to any and all acts, omissions or events occurring prior to the execution of this Agreement.

4.                                       As an additional material inducement to Lender to enter into this Agreement, Borrower and Guarantor hereby represent and warrant to Lender that:

(a)                                  as of the date hereof, the Note, the Mortgage, the Guaranty and the other Loan Documents, as modified hereby, are in full force and effect and are not in default and as of the date hereof, there is no default or failure to perform on the part of the Lender in regard to the Loan and neither Borrower nor Guarantor has any defense, counterclaim or offset to the Note, the Mortgage, the Guaranty or any of the other Loan Documents, as modified hereby;

(b)                                 the representations and warranties of Borrower and/or Guarantor set forth in the

Note, the Mortgage, the Guaranty and/or any of the other Loan Documents are true and correct in all material respects as of the date hereof and are hereby reaffirmed as if such representations and warranties had been made on the date hereof and shall continue in full force and effect; and

(c)                                  this Agreement constitutes the legal, valid and binding obligation of Borrower and Guarantor enforceable against Borrower and Guarantor in accordance with the terms hereof, except as such enforceability may be effected by bankruptcy and other debtor relief laws.

The representations and warranties of Borrower and Guarantor contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

5.                                       On demand, Borrower shall pay to Lender (i) a $125,000.00 Loan Modification and Extension Fee (which will not be applied to the payment of any amounts due in regard to the Loan), and (ii) all closing costs and fees and expenses incurred by Lender in connection with this Agreement and the transactions contemplated hereby, including, without limitation, Lender’s reasonable attorneys’ fees and expenses. In addition, Borrower will cause to be issued to Lender concurrently with the execution and delivery hereof, a loan policy of title insurance (the “Policy”) in the amount of $11,712,177.00, in form and issued by a title insurance company acceptable to Lender and insuring the first priority status of the Mortgage, as modified hereby, subject only to such exceptions to title as Lender may approve in its sole discretion. The cost of such Policy shall be paid by Borrower.

6.                                       In addition to the documents, instruments and acts described in this Agreement and which are to be executed and/or delivered and/or taken pursuant to this Agreement, Borrower and Guarantor agree to (i) provide to Lender a consent to this Agreement and the transactions effected hereby, executed by the current beneficiary of that certain Amended and Restated Mortgage and Security Agreement, dated October 27, 1999, executed by Borrower for the benefit of U.S. Bank Trust Company which has been recorded as Document No. 1999K122255 in the records of Kane County, Illinois and which encumbers a portion of the Property and (ii) execute and deliver from time to time upon request by Lender such other documents and instruments, and take such other action, as Lender may reasonably request or require to more fully and completely evidence and carry out the transactions contemplated by this Agreement, including, without limitation, an opinion of counsel for Borrower and Guarantor in form and substance reasonably satisfactory to Lender and all necessary partnership, trust and/or corporate organization and authorization documents in form and substance satisfactory to Lender.

7.                                       Borrower and Guarantor hereby affirm and confirm each of the covenants and agreements of Borrower and/or Guarantor contained in the Note, the Mortgage, the Guaranty and the other Loan Documents, as each is amended hereby.

8.                                       Borrower and Guarantor hereby affirm, confirm, ratify, renew and extend the debts, duties, obligations, liabilities, rights, titles, security interests, liens, powers and privileges created or arising by virtue of the Note, the Mortgage, the Guaranty and the other Loan Documents, as each has been amended hereby, until all of the Indebtedness and Obligations, as such terms are defined in the Mortgage, have been paid and performed in full. Borrower and Guarantor confirm that Lender has not released, forgiven, discharged, impaired, waived or relinquished, and does not hereby release, forgive, discharge, impair, waive or relinquish any rights, titles, interests, liens, security interests, collateral, parties, remedies or any other matter with respect to the Loan, the Note, the Mortgage, the Guaranty and the other Loan Documents, but rather Lender is expressly retaining and reserving the same to their fullest extent.

9.                                       Except as expressly provided herein, all the terms, provisions, debts, duties, obligations, liabilities, representations, warranties, rights, titles, security interests, liens, powers and privileges existing by virtue of the Note, the Mortgage, the Guaranty and any other Loan Document shall be and continue in full force and effect and are hereby acknowledged by Borrower and Guarantor to be legal, valid, binding and enforceable in accordance with their terms.

10.                                 This Agreement shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. Nothing contained in this paragraph shall act to amend or modify any of the provisions of the Note, the Mortgage, the Guaranty or any other Loan Document which restrict or prohibit assignment or transfer.

11.                                 Neither this Agreement nor any provision of the Note, the Mortgage, the Guaranty or any other Loan Document may be waived, modified or amended, except by an instrument in writing signed by the party against which the enforcement of such waiver, modification or amendment is sought, and then only to the extent set forth in such instrument.

12.                                 THIS AGREEMENT AND THE OTHER DOCUMENTS ENTERED INTO IN REGARD TO THE LOAN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

EXECUTED as of the day and year first above written.

BORROWER:

HUNTLEY DEVELOPMENT LIMITED PARTNERSHIP,
an Illinois limited partnership

By:	Huntley Development Company, its Managing General Partner

By:
		Name:	Gary Skoien
		Title:	Vice President

GUARANTOR:

THE PRIME GROUP, INC.,
an Illinois corporation

By:
	Name:	Gary J. Skoien
	Title:	Executive Vice President

LENDER:

BEAL BANK, S.S.B.,
a savings bank organized under the laws of the State of Texas

By:
	Name:	William T. Saurenmann
	Title:	Senior Vice President